CPI Aerostructures, Inc. 8-K

EXHIBIT 99.1

CPI Aerostructures, Inc. Announces Settlement with SEC

Edgewood, N.Y., June 20, 2024 – CPI Aerostructures, Inc. (NYSE American: CVU) (“CPI Aero” or “Company”), today announced a settlement with the Securities and Exchange Commission (the “SEC” or “Commission”) related to the Company’s previously announced restatements of certain of its financial statements for fiscal periods between January 1, 2018 and December 31, 2022.

The Company, without admitting or denying the findings, agreed to a cease-and-desist order regarding Sections 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Securities Exchange Act of 1934, as amended, and Rules 12b-20, 13a-1, 13a-11, 13a-13, and 13a-15(a) thereunder. The SEC’s order can be found at https://www.sec.gov/files/litigation/admin/2024/34-100389.pdf.

The Company has undertaken to fully remediate its material weakness in internal control over financial reporting (“ICFR”) and have effective ICFR and disclosure controls and procedures (“DCP”) by December 31, 2024, to publicly disclose, concurrent with the filing of the Company’s 2024 Annual report on Form 10-K, whether in management’s opinion, the Company has fully remediated its material weaknesses in ICFR and has effective ICFR and DCP and to certify its compliance. If the Company fails to comply with these undertakings, a civil monetary penalty in the amount of $400,000 will be due to the SEC by June 30, 2025.

As part of the settlement, the Commission considered remedial acts promptly undertaken by the Company and cooperation afforded the Commission staff. Among other things, CPI Aero remediated all material weaknesses identified, revised its Sarbanes-Oxley compliance program, retained new personnel with expanded expertise in financial reporting, and hired a consultant to assist CPI Aero with its internal controls.

“We are pleased to announce that we have reached a settlement with the SEC. CPI Aero has diligently and fully cooperated with the SEC and demonstrated that implemented corrective measures and remedial actions have been effective. We have made significant progress and are committed to improving our policies, procedures, and internal controls over financial reporting, and ensuring compliance with the SEC agreement,” said Dorith Hakim, CEO of CPI Aero.

About CPI Aero: CPI Aero is a U.S. manufacturer of structural assemblies for fixed wing aircraft, helicopters and airborne Intelligence Surveillance and Reconnaissance pod systems in both the commercial aerospace and national security markets. Within the global aerostructure supply chain, CPI Aero is either a Tier 1 supplier to aircraft OEMs or a Tier 2 subcontractor to major Tier 1 manufacturers. CPI Aero also is a prime contractor to the U.S. Department of Defense, primarily the Air Force. In conjunction with its assembly operations, CPI Aero provides engineering, program management, supply chain management, and MRO services.

Forward-looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this press release are forward-looking statements. The Company does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements.

Forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2023 and subsequent reports filed with the Securities and Exchange Commission. Although the Company may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on X (formally Twitter) @CPIAERO.

Contacts:
Investor Relations Counsel	CPI Aerostructures, Inc.
LHA Investor Relations	Andrew L. Davis
Jody Burfening	Chief Financial Officer
(212) 838-3777	(631) 586-5200
cpiaero@lhai.com	adavis@cpiaero.com
www.cpiaero.com